Investor Call on 3Q 2016 Results March 8, 2017 Exhibit 99.1

2 This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, adjusted revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related the previously announced sponsorship transaction with Brookfield Asset Management Inc., risk related to the SunEdison Bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors and executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the period ended June 30, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Forward-Looking Statements Exhibit 99.1

3 This presentation provides certain financial and operating metrics of TerraForm Power, Inc. (“TerraForm Power” or the “Company”) as of or for the quarters ended September 30, 2015 and September 30, 2016 and estimates for certain financial and operating metrics of TerraForm Power for 2016. Please review these results together with the risk factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on December 5, 2016 and our Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on February 24, 2017. The financial information for full year 2016 is preliminary and unaudited and includes estimates which are inherently uncertain. This financial information may change materially as a result of the completion of the audit for fiscal year 2016. Our estimates are based on various assumptions and are subject to various risks which could cause actual results to differ materially. The information presented on the following slides does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power, is not a replacement for full financial statements prepared in accordance with U.S. GAAP and should not be viewed as indicative of future results, which may differ materially. The Company’s last quarterly report was its Form 10-Q for the period ended September 30, 2016. You should also refer to our Form 10-K for the fiscal year 2015 and the other filings we have made with the SEC. ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of the proposed Transactions. In connection with the proposed Transactions, Brookfield and the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, https://www.terraformpower.com/. Importance of our Risk Factors and Additional InformationExhibit 99.1

TerraForm Power Focused on Key Areas of Execution  Announced sponsorship transaction with Brookfield on March 7  Announced settlement agreement with SunEdison on March 7  Hosted a call on March 7 to discuss the transaction; today’s call is to focus on 3Q 2016 results  Continued solid fleet performance  Continued progress on implementing stand-alone operating capability  Filed our Form 10-Q for 3Q 2016 on February 24 – By filing, we temporarily regained compliance with Nasdaq rules regarding periodic filings – We were not able to file our 10-K by the deadline of March 1 and are requesting an extension from Nasdaq, which Nasdaq may grant at its discretion – SunEdison accounting team is supporting finalization of the 2016 project-level financials – We have also requested a deadline extension from Nasdaq to hold our annual shareholder meeting, following our 10-K filing 4 Exhibit 99.1

3Q 2016 Results

Exhibit 99.1

Metrics	3Q 2016	3Q 2015	YoY change (%)
Revenue, net ($M)	$178	$163	9%
Net Income / (Loss) ($M)	($28)	$2	n/a

Non-GAAP Metrics	3Q 2016	3Q 2015	YoY change (%)
MW (net) in operation[1]	2,983	1,918	56%
Capacity Factor	25.1%	20.2%	+490 bps
MWh (000s)	1,702	846	101%
Adj. Revenue[2] / MWh	$107	$181	-41%
Adj. Revenue ($M)[2]	$183	$153	20%
Adj. EBITDA ($M)[3]	$132	$126	5%
Adj. EBITDA margin	72.4%	82.3%	(990) bps
CAFD ($M)[3]	$34	$97	-65%

Commentary

- **Fleet production was ~3% lower than management estimates, as wind resource was below 3Q average**
- **Year-over-year changes driven by acquired Invenergy wind plants, which have higher capacity factor, lower price per MWh, and lower margin vs. existing TERP fleet**
- **CAFD declined $63M vs. 3Q 2015**
  - ($22M) net impact to CAFD as a result of accumulation of restricted cash due to SunEdison bankruptcy-triggered or related defaults
  - ($19M) increased Holdco debt payments
  - ($10M) reduction in SunEdison support
  - ($12M) net CAFD impact primarily from lower incentive revenue related to contract timing, and a restricted cash release that benefited the UK CAFD in 3Q 2015
- **Excluding the ($22M) restricted cash impacts, CAFD would have been $55M**

1. MW (net) in operation at end of period
2. Revenue adjusted for PPA amortization, changes in fair value of commodity hedges and ITC revenue amortization
3. Excludes non-operating cash costs incurred (costs that are not representative of our core operations)

TerraForm Power

5

Commentary on 2017  On February 28, we secured the expansion of our Canada project financing by an additional $86M; we intend to use these proceeds primarily to reduce corporate debt  Holdco unrestricted cash of $542M1 as of February 28, 2017  We continue to work on resolving the outstanding project-level debt defaults; $57M2 of project-level cash remains restricted as a result of these defaults  Management continues to evaluate options for 2017 to optimize the portfolio and capital structure  We now expect 2017 CAFD to be closer to the low end of our last published estimate range of $120M-160M  Going forward, we anticipate Brookfield’s strength as a sponsor should help us to improve our fleet operations, grow the company, and increase our cash flows 6 1. Holdco unrestricted cash of $542M as of 2/281/2017 - includes cash at bank accounts owned by TerraForm Power, Inc., TerraForm Power, LLC and TerraForm Power Operating, LLC 2. If some of these defaults are not resolved by the future deadline for 2016 CAFD reporting, up to $57M of project level cash, that is currently projected as 2016 CAFD, could be shifted to 2017 CAFD Exhibit 99.1

Appendix 7 Exhibit 99.1

8 Definitions: Adjusted Revenue, Adjusted EBITDA and Cash Available For Distribution (CAFD) Reconciliation of Operating Revenues, Net to Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We believe adjusted revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. Reconciliation of Net Income (Loss) to Adjusted EBITDA We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Note: As of December 31, 2015, TerraForm Power changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions due to debt defaults, or other causes. Previously, cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on full year reported or forecasted CAFD is immaterial. Reconciliation of Adjusted EBITDA to CAFD Effective December 31, 2015, we define “cash available for distribution” or “CAFD” as adjusted EBITDA of Terra LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Note: CAFD is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Exhibit 99.1

9 Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue, Net Income / (Loss) to Adjusted EBITDA and Adjusted EBITDA to CAFD $M, unless otherwise noted Three Months Ended September 30, Reconciliation of Operating Revenues, Net to Adjusted Revenue 2016 2015 Operating revenues, net $178 $163 Unrealized loss on derivatives, net (a) (0) (3) Amortization of favorable and unfavorable rate revenue contracts, net (b) 10 (3) Other non-cash items (c) (5) (4) Adjusted revenue $183 $153 Reconciliation of Net Income (Loss) to Adjusted EBITDA Net income (loss) ($28) $2 Interest expense, net 73 49 Income tax provision 1 2 Depreciation, accretion and amortization expense (d) 68 40 General and administrative expenses (e) 14 14 Stock-based compensation expense (f) 1 3 Acquisition and related costs, including affiliate (g) – 11 Unrealized loss on derivatives, net (h) (0) (3) Impairment charge related to residential solar assets not placed in service 3 – Loss (gain) on foreign currency exchange, net (i) 4 10 Other non-cash operating revenues (j) (5) (4) Other non-operating expenses (k) 1 2 Adjusted EBITDA $132 $126 Reconciliation of Adjusted EBITDA to CAFD Adjusted EBITDA $132 $126 Interest payments (60) (24) Principal payments (18) (7) Cash distributions to non-controlling interests, net (5) (5) Non-expansionary capital expenditures (1) (1) (Deposits into)/withdrawals from restricted cash accounts (14) 5 Other: Contributions received pursuant to agreements with SunEdison (l) – 6 Other items (1) (3) Estimated cash available for distribution $34 $97 Impact of defaults on changes in restricted cash (m) (22) – Estimated cash available for distribution excluding defaults $55 $97 Exhibit 99.1

10 Footnotes to Reg. G a) Represents the change in the fair value of commodity contracts not designated as hedges. b) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. c) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. d) Includes reductions (increases) within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts, of ($3.4) million and $9.8 million for the three months ended September 30, 2015 and 2016, respectively. e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. For the three months ended September 30, 2015, cash consideration of $1.0 million was paid to SunEdison for these services, and the amount of general and administrative expense – affiliate in excess of the fees paid to SunEdison in the period is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the three months ended September 30, 2016, Terraform Power made payments of $5.9 million to suppliers for normal operating general and administrative expenses. f) Represents stock-based compensation expense recorded within general and administrative expenses and within general and administrative expenses – affiliate. g) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. h) Represents the unrealized change in the fair value of commodity contracts not designated as hedges. i) Represents net losses and (gains) on foreign currency exchange, primarily due to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds. j) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. k) Represents certain other non-cash charges or non-operating items that we believe are not representative of our core business or future operating performance. l) We received an equity contribution from SunEdison of $6.6 million in August 2015, of which $3.3 million was attributed to the three months ended September 30, 2015 pursuant to the Amended Interest Payment Agreement. In addition, in conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts (not to exceed $50.0 million through 2019) for certain of our wind power plants. During the three months ended September 31, 2015, the Company received contributions pursuant to this agreement of $2.4 million. No contributions were received pursuant to either agreement during the three months ended September 30, 2016. m) Represents the accumulation of restricted cash as of September 30, 2016 due to the impact of SunEdison bankruptcy-triggered or related defaults. Exhibit 99.1

11 Exhibit 99.1